Exhibit 4.1
                                                              -----------







                    GENERAL EMPLOYMENT ENTERPRISES, INC.



                                     and


                 CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                               as Rights Agent









                              RIGHTS AGREEMENT

                        Dated as of February 4, 2000




                              TABLE OF CONTENTS
                              -----------------
                                                                     Page

   Section 1.     CERTAIN DEFINITIONS  . . . . . . . . . . . . . .   1

   Section 2.     APPOINTMENT OF RIGHTS AGENT  . . . . . . . . . .   5

   Section 3.     ISSUE OF RIGHT CERTIFICATES  . . . . . . . . . .   5

   Section 4.     FORM OF RIGHT CERTIFICATES . . . . . . . . . . .   7

   Section 5.     COUNTERSIGNATURE AND REGISTRATION  . . . . . . .   8

   Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR
                  STOLEN RIGHT CERTIFICATES  . . . . . . . . . . .   8

   Section 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
                  DATE OF RIGHTS . . . . . . . . . . . . . . . . .   9

   Section 8.     CANCELLATION AND DESTRUCTION OF RIGHT
                  CERTIFICATES . . . . . . . . . . . . . . . . . .   11

   Section 9.     RESERVATION AND AVAILABILITY OF SHARES OF COMMON
                  STOCK  . . . . . . . . . . . . . . . . . . . . .   12

   Section 10.    COMMON STOCK RECORD DATE . . . . . . . . . . . .   13

   Section 11.    ADJUSTMENT  OF PURCHASE PRICE, NUMBER OF SHARES
                  OR NUMBER OF RIGHTS. . . . . . . . . . . . . . .   13

   Section 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER
                  OF SHARES  . . . . . . . . . . . . . . . . . . .   20

   Section 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
                  ASSETS OR EARNING POWER  . . . . . . . . . . . .   21

   Section 14.    ADDITIONAL COVENANTS . . . . . . . . . . . . . .   23

   Section 15.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES  . . . .   24

   Section 16.    RIGHTS OF ACTION . . . . . . . . . . . . . . . .   25

   Section 17.    AGREEMENT OF RIGHT HOLDERS . . . . . . . . . . .   25

   Section 18.    RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER  25

   Section 19.    CONCERNING THE RIGHTS AGENT  . . . . . . . . . .   26

   Section 20.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
                  RIGHTS AGENT . . . . . . . . . . . . . . . . . .   26

                                      2




   Section 21.    TERMS AND CONDITIONS TO DUTIES OF RIGHTS AGENT .   27

   Section 22.    CHANGE OF RIGHTS AGENT . . . . . . . . . . . . .   29

   Section 23.    ISSUANCE OF NEW RIGHT CERTIFICATES . . . . . . .   30

   Section 24.    REDEMPTION . . . . . . . . . . . . . . . . . . .   30

   Section 25.    EXCHANGE . . . . . . . . . . . . . . . . . . . .   31

   Section 26.    NOTICE OF CERTAIN EVENTS . . . . . . . . . . . .   32

   Section 27.    NOTICES  . . . . . . . . . . . . . . . . . . . .   33

   Section 28.    SUPPLEMENTS AND AMENDMENTS . . . . . . . . . . .   33

   Section 29.    DETERMINATION AND ACTIONS BY THE BOARD OF
                  DIRECTORS, ETC.  . . . . . . . . . . . . . . . .   34

   Section 30.    SUCCESSORS . . . . . . . . . . . . . . . . . . .   34

   Section 31.    BENEFITS OF THIS AGREEMENT . . . . . . . . . . .   34

   Section 32.    GOVERNING LAW  . . . . . . . . . . . . . . . . .   35

   Section 33.    COUNTERPARTS . . . . . . . . . . . . . . . . . .   35

   Section 34.    DESCRIPTIVE HEADINGS . . . . . . . . . . . . . .   35

   Section 35.    SEVERABILITY . . . . . . . . . . . . . . . . . .   35

      Exhibit A - Form of Rights Certificate . . . . . . . . . . .  A-1
      Exhibit B - Form of Summary of Rights  . . . . . . . . . . .  B-1




















                                      3


                              RIGHTS AGREEMENT
                              ----------------


             This Agreement, dated as of February 4, 2000, between GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").


                             W I T N E S S E T H
                             - - - - - - - - - -

             WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution (the "Distribution") of one Right (as hereinafter defined) for each share of Common Stock, without par value, of the Company outstanding at the close of business on February 22, 2000 (the "Record Date") and has further authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between such date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one share of Common Stock of the Company (the "Rights"), all upon the terms, with the adjustments and subject to the conditions hereinafter set forth;


             NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

             Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

             (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, without prior approval of the Company, shall be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding, but shall not include:

             (i)       the Company;

             (ii) any Subsidiary of or other Person controlled by the Company;

             (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person appointed as trustee by the Company or such Subsidiary pursuant to the terms of any such plan in that Person's capacity as trustee;

              (iv) any Person who becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding (or, in the case of a Person described in subclauses (A) through (F) of the following clause (vi), 38% or more of the shares of Common Stock then outstanding) as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 10% or more of the then outstanding shares of Common Stock (or, in the case of a Person described in subclauses (A) through (F) of the following clause (vi), 38% or more of the then outstanding shares of Common Stock), acquires beneficial ownership of additional shares of Common Stock;

                  (v) any Person that the Board of Directors determines became an Acquiring Person inadvertently, and such Person promptly divests itself of a sufficient number of shares of Common Stock so that such Person is the Beneficial Owner of such number of shares of Common Stock so that such Person no longer would be an Acquiring Person; or

                  (vi) any of the Persons described in the following
                       subclauses (A) through (F) (or any group comprised solely of such Persons) who or which would be an Acquiring Person but for this proviso if but only if all securities of the Company beneficially owned by all such Persons in the aggregate shall constitute less than 38% of the then outstanding shares of Common Stock: (A) Herbert F. Imhoff, Sr., any descendant of Herbert F. Imhoff, Sr. (including descendants by adoption and their descendants), or any spouse, former spouse or surviving spouse of Herbert F. Imhoff, Sr. (such Persons being collectively referred to as the "Family Members"); (B) any trust which is in existence on the date of this Agreement and which has been established by one or more Family Members and any estate of a Family Member who died on or before the date of this Agreement (collectively defined as the "Family Entities"); (C) any estate of a Family Member who dies after the date hereof, or any trust established after the date hereof by one or more Family Members or Family Entities, provided that one or more Family Members, Family Entities or charitable organizations which qualify as exempt organizations under Section 501(c) of the Internal Revenue Code of 1986, as amended

                       ("Charitable Organizations"), collectively, are the beneficiaries of at least 50% of the actuarially-determined beneficial interests in such estate or trust; (D) any Charitable Organization which is established by one or more Family Members or Family Entities (a "Family Charitable Organization"); (E) any corporation of which a majority of the voting power is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause (C) above, or Family Charitable Organizations; and (F) any partnership or other entity or arrangement of which a majority of the voting interest is held, directly or indirectly, by or for the benefit of one or more Family Members, Family Entities, estates or trusts described in clause (B) or (C) above or Family Charitable Organizations.

             (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date of this Agreement, but shall not include the Company, any Subsidiary of or other Person controlled by the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person appointed as trustee by the Company or such Subsidiary pursuant to the terms of any such plan in that Person's capacity as trustee.

             (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) of which such Person or any of such Person's Affiliates or Associates directly or indirectly has "beneficial ownership," as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement;

                  (ii) which such Person or any of such Person's Affiliates or Associates directly or indirectly has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights

                            (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase; or (B) the right (whether sole or shared) to vote or dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," any security under this clause (B) pursuant to an agreement, arrangement or understanding to vote such security that (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the rules and regulations thereunder and (2) is not also then required to be reported as beneficially owned on a
                            Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

        Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

             (d) "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday for banking institutions in the State of New York.

             (e) "Close of business" on any given date shall mean 5:00 P.M., New York time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

             (f) "Common Stock" when used with reference to the Company shall mean the Common Stock, without par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest aggregate voting power or the equity securities or other equity interests having power to control or direct the management of such Person or, if such Person is a subsidiary of or controlled by another Person, the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

             (g) "Person" shall mean any individual, firm, corporation, partnership, trust, association, joint venture, syndicate or other entity, and shall include any successor (by merger or otherwise) of such entity.

             (h) "Stock Acquisition Date" shall mean the first date of public announcement (which shall include, without limitation, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person of facts that show that an Acquiring Person has become such.

             (i) "Subsidiary" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

             Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and the Co-Rights Agents shall be as the Company determines.

             Section 3.     ISSUE OF RIGHT CERTIFICATES.

             (a) Until the earlier of the close of business on (i) the tenth business day after the Stock Acquisition Date (or, the Record Date, if the tenth business day after the Stock Acquisition Date occurs before the Record Date), or (ii) the tenth business day after the commencement of, or first public announcement of, the intent of any Person (other than the Company or any of its subsidiaries or any employee benefit plan of the Company or of any subsidiary of the Company or any Person appointed as trustee by the Company or such subsidiary pursuant to the terms of any such plan in such Person's capacity as trustee) to commence (which intention to commence remains in effect for five business days after such announcement) a tender or exchange offer which would result in such Person becoming an Acquiring Person (including any such day which is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced by the certificates for the Common Stock of the Company registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

             (b) The Company will make available a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), to any holder of the Common Stock who may so request prior to the Expiration Date. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock. Until the Distribution Date (or earlier Expiration Date), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

             (c) Rights shall be issued in respect of all shares of Common Stock which become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

             This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between GENERAL EMPLOYMENT ENTERPRISES, INC. and CONTINENTAL STOCK TRANSFER & TRUST COMPANY dated as of February 4, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of GENERAL EMPLOYMENT ENTERPRISES, INC. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. GENERAL EMPLOYMENT ENTERPRISES, INC. will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly upon receipt of a written request therefor. Under certain circumstances, Rights issued to, or held by, an Acquiring Person or Associates or Affiliates of an Acquiring Person (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

   With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

             Section 4.     FORM OF RIGHT CERTIFICATES.

             (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of
   Section 11 and Section 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustments as provided herein.

             (b) Any Right Certificate that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

             The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement, dated as of February 4, 2000). This Rights Certificate and the Rights represented hereby may become void to the extent provided by, and under certain circumstances as specified in, Section 7(e) of the Rights Agreement.

   The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.


             Section 5.     COUNTERSIGNATURE AND REGISTRATION.

             (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board or its President or any Executive or Senior Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent manually or by facsimile and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

             (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

             Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

             (a) Subject to the provisions of Section 15 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

             (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

             Section 7.     EXERCISE OF RIGHTS; PURCHASE PRICE;
   EXPIRATION DATE OF RIGHTS.

             (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including without limitation the restrictions on exercisability set forth in Section 24(a) hereof) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York, together with payment of the Purchase Price for each share of Common Stock of the Company as to which the Rights are exercised, at or prior to the earlier of the close of business on (i) February 22, 2010 (the "Final Expiration Date"), or (ii) the date on which the Rights are redeemed pursuant to
   Section 24 (such earlier date being herein referred to as the "Expiration Date").

             (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $21.50, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

             (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased, and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights specified in the election shall be exercised, and the Rights Agent shall, subject to Section 21(k), thereupon promptly
   (i) (A) requisition from any transfer agent of the Common Stock of the Company (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Common Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Common Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including shares of Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by
   Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).

             (d) In case the registered holder of any Right Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
   Section 15.

             (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of an event described in
   Section 11(a)(ii), any Rights beneficially owned (including beneficial ownership that can be deemed to exist because of the transfer of voting rights pursuant to a voting trust or similar arrangement) by an Acquiring Person or an Associate or Affiliate of an Acquiring Person shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights are void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights are void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or Associate or Affiliate thereof) whose Rights are void pursuant to the preceding sentence shall be cancelled.

             (f) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be effectively exercised and neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7, unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

             Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

             Section 9.     RESERVATION AND AVAILABILITY OF SHARES OF
   COMMON STOCK.

             (a) The Company covenants and agrees that after the occurrence of an event described in Section 11 it will cause to be reserved and kept available, and not reserved for other purposes, out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

             (b) So long as the Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the Distribution Date, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

             (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

             (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for Common Stock in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

             (e) The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or

   "blue sky" laws of the various states in connection with the exercisability of the Rights.

             Section 10. COMMON STOCK RECORD DATE. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made in accordance with Section 7; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

             Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

             (a)  (i)       In the event the Company shall at any time
                            after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common
                            Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification or recapitalization of the
                            Common Stock (including any such
                            reclassification or recapitalization in
                            connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided this Section 11(a) and in Section
                            7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock, other securities and/or property which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both Section 11(a)(i) and
                            Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section
                            11(a)(ii).

                  (ii) In the event that at any time after the date hereof, any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person then proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by
                            (x) multiplying the then current Purchase
                            Price by the then number of shares of Common
                            Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price for one share of Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of the event set forth above in this subparagraph (ii) (such number of shares being referred to as the "number of Adjustment Shares"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                  (iii) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) or, if any regulatory approvals for the issuance of such Common Stock has not been obtained by the Company, and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which it is a party, the Company shall, with respect to each Right, make adequate provision to substitute upon exercise of such Right to the extent necessary and on a pro rata or such other basis as the Company deems appropriate, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including without limitation shares or units of shares of preferred stock or other securities), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the "current per share market price" (as determined pursuant to Section 11(d) hereof) of the Common Stock for which such Right is otherwise exercisable, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company.

             (b) In case a record date is fixed by the Company or otherwise established for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price (as defined in Section 11(d)) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

   In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed or established; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed or established.

             (c) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Common Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one share of Common Stock and the denominator of which shall be the current market price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

             (d) For the purpose of any computation hereunder, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current market price per share of Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "current market price" shall be appropriately adjusted to reflect the current market price per common share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company, except that, if on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

             (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

             (f)  If as a result of an adjustment made pursuant to
   Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 15 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

             (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

             (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

             (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, the record date shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
   Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 15, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

   Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

             (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

             (k) Before taking any action that would cause an adjustment reducing the per share Purchase Price below the then par value per share, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

             (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

             (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any shares of Common Stock at less than the current market price, issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

             (n) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the outstanding Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event (or, in the event that any adjustment is made in connection with such event by reason of Section 11(i), after such adjustment) by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the occurrence of the event.

             (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price, the number of shares of Common Stock (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding (except as permitted by Section 23 hereof) or any similar adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(a)(ii) and Section 13, unless the terms of this Agreement are amended so as to preserve such benefits.

             (p) The Company covenants and agrees that, following the Distribution Date, except as permitted by Section 24 or Section 26 hereof, it will not, directly or indirectly, take any action the purpose or effect of which is to eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

             Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in
   Section 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein.

             Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

             (a) In the event that, on or after the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation, (ii) any Person shall consolidate with the Company, or merge with and into the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that (A) each holder of a Right, subject to Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), free and clear of any liens, encumbrances and adverse claims and not subject to any rights of call, purchase or first refusal, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (y) 50% of the current market price (determined pursuant to Section 11(d)) per share of the Common Stock of the Principal Party on the date of consummation of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
   Section 11 hereof shall apply only to such Principal Party following the first occurrence of an event set forth in Section 13(a) hereof; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock or cash, property or other securities thereafter deliverable upon the exercise of the Rights.

             (b) "Principal Party" shall mean (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and (ii) in the case of any transaction described in (iii) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; PROVIDED, HOWEVER, that in any such case, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act ("Registered Common Shares") or such Person is not a corporation, and such Person is directly or indirectly controlled by another Person which has Registered Common Shares outstanding, "Principal Party" shall refer to such other Person; (2) if the shares of Common Stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by another Person which does not have Registered Common Shares outstanding, "Principal Party" shall refer to the controlling Person of such first-mentioned Person; (3) if the shares of Common Stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such controlling Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever of such controlling Persons is the issuer of the Registered Common Shares having the greatest aggregate market value; and (4) if the shares of Common Stock of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such controlling Persons have Registered Common Shares outstanding, "Principal Party" shall refer to whichever controlling Person is the corporation having the greatest stockholders equity or, if no such controlling Person is a corporation, shall refer to whichever controlling Person has the greatest net assets.

             (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a legally valid, binding and enforceable supplemental agreement in compliance with the provisions set forth in Section 13(a) and (b), and if applicable Section 13(d), and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in this Section 13, such issuer will (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and (iii) deliver to holders of the Rights historical financial statements for such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

             (d) Notwithstanding anything in Section 13(b) and (c) to the contrary, if the Principal Party as determined pursuant to paragraph (b) above is not a corporation or does not have shares of Common Stock, proper provision shall be made so that such Principal Party shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, cash or a type or types of securities having a fair market value (as determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company) equal to at least the value of the shares of Common Stock which each holder of a Right would have been entitled to receive if such Principal Party had been a corporation or had shares of Common Stock.

             (e) The Company covenants and agrees that, following the Distribution Date, it shall not consummate any of the transactions described in clauses (i), (ii) and (iii) of the first sentence of
   Section 13(a) if at the time of or after such consummation there would be any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or any other action taken which would diminish or eliminate the benefits intended to be afforded by the Rights, unless prior thereto the Principal Party shall have amended or repealed such charter or by-law provisions, instruments or securities, agreements or actions or otherwise protected the holders of the Rights from such diminution or elimination of benefits, and the Company and the Principal Party shall have executed and delivered to the Rights Agent a legally valid, binding and enforceable supplemental agreement providing for such amendment, repeal or other protection.

             (f) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales or other transfers. Notwithstanding the occurrence of any transaction set forth in Section 11(a)(ii), in the event that any transaction set forth in Section 13 subsequently occurs, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

             Section 14.    ADDITIONAL COVENANTS.

             (a) After the Stock Acquisition Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

             Section 15.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

             (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.
   For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company, except that, if on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

             (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 15(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

             (c) Each holder of a Right or Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right or Rights.

             Section 16. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

             Section 17. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

             (a) prior to the close of business on the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

             (b) after the close of business on the Distribution Date, the Rights will be transferable only by transfer of the Right
   Certificates, which are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

             (c) the Company and the Rights Agent may deem and treat the person in whose name each Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

             Section 18. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

             Section 19.    CONCERNING THE RIGHTS AGENT.

             (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

             (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

             Section 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

             (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case at the time such successor Rights

   Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

             (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

             Section 21. TERMS AND CONDITIONS TO DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

             (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith and in accordance with such opinion.

             (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Executive or Senior Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted by it in good faith under the provisions of this Agreement in reliance upon such certificate.

             (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

             (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

             (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

             (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

             (g) The Rights Agent is hereby authorized and directed to accept determinations, interpretations and instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman of the Board, the President or any Executive or Senior Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with determinations, interpretations and instructions of any such officer.

             (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

             (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

             (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

             Section 22. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting or shall repeatedly fail or refuse to act, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity or repeated failure or refusal to act by the Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Illinois (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Illinois), in good standing, having a principal office in the State of Illinois, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

             Section 23. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

             Section 24.    REDEMPTION.

             (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth business day after the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercised after the first occurrence of any event described in Section 11(a)(ii) hereof until such time as the Company's right of redemption hereunder has expired.

             (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. As soon as practicable after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 24, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

             (c) The Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

             Section 25.    EXCHANGE.

             (a) Subject to Section 25(d), the Board of Directors of the Company may, at its option, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) and
   Section 11(a)(ii) hereof) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, any entity holding shares of Common Stock for or pursuant to the terms of any such plan or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

             (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection
   (a) of this Section 25 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) and Section 11(a)(ii) hereof) held by each holder of Rights.

             (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 25, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights; and, consistent with the provisions of
   Section 9(e) and Section 11(a)(iii) hereof, in the event the Company is unable to cause shares of Common Stock to be delivered in exchange for Rights for any reason within 90 days after the announcement of the decision to exchange Rights pursuant to Section (a) of this Section 25, the Company shall substitute for each share of Common Stock otherwise issuable upon the exchange of Rights, cash, other assets or other securities of the Company (or any combination of the foregoing) having an aggregate value equal to the "current per share market price" (as determined pursuant to Section 11(d)(ii) hereof), as determined by the Board of Directors of the Company.

             Section 26. NOTICE OF CERTAIN EVENTS. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings or other than a special cash dividend declared at a time when there is no Acquiring Person out of earnings or retained earnings), or (b) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
   (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

             In case any of the transactions set forth in Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

             Section 27. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                       GENERAL EMPLOYMENT ENTERPRISES, INC.
                       Oakbrook Terrace Tower
                       One Tower Lane
                       Suite 2100
                       Oakbrook Terrace, Illinois 60181

                       Attention:  Herbert F. Imhoff, Sr.

   with copy to the Secretary at the same address. Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                       CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                       2 Broadway
                       New York, NY 10004

                       Attention: Compliance Department

   Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

             Section 28. SUPPLEMENTS AND AMENDMENTS. The Company and the Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to extend the period of redemption provided for in

   Section 24 hereof, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates; PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended in any way after an Acquiring Person has become such. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

             Section 29. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights Certificates.

             Section 30. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

             Section 31. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

             Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

             Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

             Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

             Section 35. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement shall be held by a court of competent jurisdiction or other authority to be invalid, void, illegal or unenforceable, the validity or enforceability of the remainder of the terms, provisions, covenants and restrictions shall not be affected thereby.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


    Attest:                         GENERAL EMPLOYMENT
                                    ENTERPRISES, INC.


    By:   /s/ Nancy C. Frohnmaier   By:  /s/ Herbert F. Imhoff
        --------------------------      -------------------------
        Name:  Nancy C. Frohnmaier       Name:  Herbert F. Imhoff
        Title:  Secretary                Title:  Chairman of the
                                                 Board and Chief
                                                 Executive Officer



    Attest:                         CONTINENTAL STOCK TRANSFER &
                                    TRUST COMPANY
                                         as Rights Agent

    By:  /s/ Thomas Jennings        By:   /s/ William F. Seegraber
       --------------------------       --------------------------
       Name:  Thomas Jennings           Name:  William Seegraber
       Title:  Assistant Secretary      Title:  Vice President

                                                                Exhibit A
                                                                ---------


                         [Form of Right Certificate]



   Certificate No. R-                                        _____ Rights


             NOT EXERCISABLE AFTER FEBRUARY 22, 2010 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]<*>


                              Right Certificate


                    GENERAL EMPLOYMENT ENTERPRISES, INC.


             This certifies that ___________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 4, 2000 (the "Rights Agreement") between GENERAL EMPLOYMENT ENTERPRISES, INC., an Illinois corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) when the rights are exercisable pursuant to the Rights Agreement and prior to 5:00 P.M. (New York time) on February 22, 2010 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one fully paid non-assessable share of the Common Stock, without par value ("Common Stock"), of the Company, at a purchase price of $21.50 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of


   ____________________
        <*> The portion of the legend in brackets shall be inserted only if applicable.

   Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of February 4, 2000, based on the shares of Common Stock of the Company as constituted at such date.

             As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities or property which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

             This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

             This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock or other securities or property as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate such exercise has occurred as set forth in the Rights Agreement.

             Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right. Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption, in which event this Certificate may become void without any further action by the Company.

             No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

             No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

             This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

             WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated: ________ __, ____.

    ATTEST:                          GENERAL EMPLOYMENT ENTERPRISES,
                                     INC.


    ___________________________      By: __________________________
           Secretary                     Title: ___________________



    Countersigned:

    CONTINENTAL STOCK TRANSFER &
    TRUST COMPANY
         as Rights Agent

    By: __________________________
            Authorized Officer

                 [Form of Reverse Side of Right Certificate]


                             FORM OF ASSIGNMENT
                             ------------------


              (To be executed by the registered holder if such
             holder desires to transfer the Right Certificate.)


             FOR VALUE RECEIVED ________________________________________

   hereby sells, assigns and transfers unto _____________________________

   ______________________________________________________________________
                (Please print name and address of transferee)

   _______________________________________________ this Right
   Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


   Dated:  ______________, ____

                                      ______________________________
                                      Signature


        Signature Guaranteed:

             Signatures must be guaranteed by a member firm of a registered national securities exchange a member of the National Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

                                 Certificate
                                 -----------

             The undersigned hereby certifies by checking the appropriate boxes that:

             (1)  the Rights evidenced by this Rights Certificate [    ]
   are [    ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

             (2)  after due inquiry and to the best knowledge of the
   undersigned, it [    ] did [    ] did not acquire the Rights evidenced
   by this Rights Certificate from any Person who is or was or subse-quently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


   Dated:  _____________ __, ____     _________________________________
                                      Signature


                                   NOTICE
                                   ------

             The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                        FORM OF ELECTION TO PURCHASE
                        ----------------------------

                    (To be executed if holder desires to
                   exercise the Right Certificate pursuant
               to Section 11(a)(ii) of the Rights Agreement.)


   To GENERAL EMPLOYMENT ENTERPRISES, INC.


             The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the shares of Common Stock or other securities or property issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:


   Please insert social security
   or other identifying number         ____________________

   ______________________________________________________________________
                       (Please print name and address)

   ______________________________________________________________________

             The Rights Certificate indicating the balance, if any, of such Rights that may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

   ______________________________________________________________________
        (Please insert social security or other identifying number.)
       (Complete only if the Rights Certificate is to be registered in a name other than the undersigned's.)

   ______________________________________________________________________
                       (Please print name and address)


   ______________________________________________________________________


   Dated:  ____________ __, ____      ______________________________
                                      Signature

    Signature Guaranteed:

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National

   Association of Securities Dealers, Inc., or a commercial bank, savings association, credit union or trust company having an office or correspondent in the United States or other eligible guarantor institution which is a participant in a signature guarantee medallion program.

         [Form of Reverse Side of Rights Certificate -- continued]

                                 Certificate
                                 -----------

             The undersigned hereby certifies that by checking the appropriate boxes that:

             (1) the Rights evidenced by this Rights Certificate [    ]
   are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

             (2) this Rights Certificate [    ] is [    ] is not being
   sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person;

             (3) after due inquiry and to the best knowledge of the
   undersigned, it [    ] did [    ] did not acquire the Rights evidenced
   by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


   Dated:  ____________ __, ____ __________________________________
                                 Signature



                                   NOTICE
                                   ------

             The signature on the foregoing Forms of Assignment and Election to Purchase and Certificates must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                Exhibit B
                                                                ---------


                    GENERAL EMPLOYMENT ENTERPRISES, INC.
                        SUMMARY OF RIGHTS TO PURCHASE
                                COMMON STOCK


             On February 4, 2000, the Board of Directors of GENERAL EMPLOYMENT ENTERPRISES, INC. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, without par value (the "Common Stock"), of the Company to the stockholders of record on February 22, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $21.50 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). The Rights replace the share purchase rights which were initially distributed to the Company's stockholders by a dividend in 1990 and which expired by their own terms on February 22, 2000.

        Initially following the Record Date, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed. Unless previously redeemed by the Board in accordance with the Rights Agreement, the Rights will separate from the Common Stock and the "Distribution Date" will occur upon the earlier of (i) the tenth business day following the Stock Acquisition Date (as defined below) or (ii) the tenth business day after the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group of affiliated or associated persons becoming, without the prior consent of the Company, an Acquiring Person (as defined below).

        The "Stock Acquisition Date" is defined as the first date of public announcement by the Company or an Acquiring Person that any person or group (other than certain exempt persons or groups including certain "grandfathered" stockholders) has become the beneficial owner of 10% or more of the shares of Common Stock then outstanding (such person or group being called an "Acquiring Person").

        Following the Record Date and until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
   (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.




                                     B-1


        The Rights will not be exercisable until the Distribution Date and will expire at the close of business on February 22, 2010, unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event (a "Flip-in Event") that any person, at any time after the date of the Rights Agreement, becomes an Acquiring Person, each holder of a Right thereafter will have the right to receive, upon exercise thereof, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip-in Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person, any of its associates or affiliates, and certain of its transferees, will be null and void. Moreover, the Rights will not be exercisable following the first occurrence of a Flip-in Event until such time as the Rights are no longer redeemable by the Company as described below.

        In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold or transferred (each, a "Flip-over Event"), each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise thereof, common stock or other securities of the acquiring company having a value equal to two times the Purchase Price.

        The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in accordance with customary anti-dilution provisions.

        With certain exceptions, no adjustment to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued. Instead, a cash payment will be made in lieu of fractional shares based on the market price of the Common Stock on the last trading day prior to the date of exercise.

        At any time after the Rights become exercisable for Common Stock, the Board may exchange the unexercised Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's stock having equivalent rights, preferences and privileges), per Right (subject to adjustment). Notwithstanding the foregoing, no such exchange of the Rights may be


                                     B-2


   authorized by the Board at any time when the Rights are not redeemable.

        The Board is empowered to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") at any time before the earlier of (i) the close of business on the tenth business day following the Stock Acquisition Date or (ii) the final expiration date of the Rights. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of an acquiring company as set forth above.

        The Board of Directors of the Company may amend the Rights Agreement. After the Distribution Date, however, the Board of Directors of the Company may amend the Rights Agreement only to cure any ambiguity, to cure any defective or inconsistent provisions, to make changes which do not adversely affect the interest of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided that no amendment to adjust the time period governing redemption may be made at any time when the Rights are not redeemable. In addition, no supplement or amendment may be made which changes the Redemption Price, the final expiration date, the purchase price or the number of shares of Common Stock for which a Right is exercisable, unless at the time of such supplement or amendment certain events have not occurred and such supplement or amendment does not adversely affect the interests of the holders of Rights certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

        The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company unless the acquisition is conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination properly approved by the Board.

        A copy of the Rights Agreement was filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available to all Rights holders free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is hereby incorporated by this reference.



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